SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Soliciting Material Pursuant to §240.14a-12
SALIX PHARMACEUTICALS, LTD.
(Name of Registrant as Specified In Its Charter)
AXCAN PHARMA INC. SAULE HOLDINGS INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(LOGO FOR AXCAN PHARMA)

SOURCE:	AXCAN PHARMA INC.
TSX SYMBOL (Toronto Stock Exchange):	AXP
Nasdaq SYMBOL (Nasdaq National Market):	AXCA
DATE:	April 25, 2003
Press Release for immediate distribution

AXCAN PHARMA PROPOSES FIVE DIRECTOR NOMINEES TO
SALIX PHARMACEUTICALS' BOARD;
FILES PRELIMINARY PROXY MATERIALS TO SOLICIT VOTES FOR DIRECTOR NOMINEES

        MONT ST. HILAIRE, Quebec, Canada—Axcan Pharma Inc. (NASDAQ: AXCA) today filed a preliminary proxy statement with the Securities and Exchange Commission announcing its intention to nominate a slate of independent directors for election to the board of directors of Salix Pharmaceuticals, Ltd. (NASDAQ: SLXP) at Salix's annual meeting scheduled for Thursday, June 19, 2003. The filing will enable Axcan to solicit proxies from Salix stockholders to be used to vote for the election of independent director nominees at Salix's 2003 Annual Meeting. In addition, Axcan will also propose that Salix stockholders approve a resolution to repeal any Bylaw amendments that have been adopted by Salix's board since November 30, 2001.

        The filing of this proxy statement follows Salix's announcement on April 23, 2003 that its board recommended stockholders reject Axcan's cash tender offer.

        Léon F. Gosselin, President and Chief Executive Officer of Axcan said, "Axcan continues to believe that the Salix board is not seriously committed to realizing shareholder value. To enable the Salix stockholders to make their own decisions about our offer we intend to nominate the following five highly-qualified, independent individuals for election as Salix directors:

  •
  Gideon Argov: Partner, Parthenon Capital; former Chairman, President and Chief Executive Officer, Kollmorgen Corporation; Director, Transtechnology Corporation; Director, Amazys Holding Company;

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  Scott Bice: Professor of Law and former Dean, University of Southern California Law School; Director, Western Mutual Insurance Company; Director, Residence Mutual Insurance;

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  Gerald Bruno, Ph.D.: President, SL Ventures; former President, Chief Executive Officer and Founder, BioTrax International, Inc.; Chairman, Health Resources Group; Director, Triosyn Corp.;

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  John Coates: Professor of Law, Harvard Law School; former Partner, Wachtell, Lipton, Rosen & Katz; and

  •
  Richard Williams: Founder and President, Conner-Thoele Limited; Director, EP Med Systems; Director, ISTA Pharmaceuticals."

        As previously announced, the US$8.75 a share tender offer and withdrawal rights will expire at 5:00 p.m., New York City time, Friday, May 23, 2003, unless extended.

        The complete terms and conditions of the offer are set forth in the Offer to Purchase and related Letter of Transmittal, copies of which are available by contacting the Information Agent for the offer, MacKenzie Partners, Inc. at (800) 322-2885.

        J.P. Morgan Securities Inc. is advising Axcan on this transaction and is acting as Dealer Manager for the offer and MacKenzie Partners, Inc. is acting as Information Agent. Latham & Watkins LLP and Lapointe Rosenstein are advising Axcan on United States and Canadian legal issues, respectively.

        Axcan is a leading specialty pharmaceutical company involved in the field of gastroenterology. Axcan markets a broad line of prescription products sold for the treatment of symptoms in a number of gastrointestinal diseases and disorders such as inflammatory bowel disease, irritable bowel syndrome, cholestatic liver diseases and complications related to cystic fibrosis. Axcan's products are marketed by its own sales force in North America and Europe. Its common shares are listed on the Toronto Stock Exchange under the symbol "AXP" and on the Nasdaq National Market under the symbol "AXCA".

Certain Forward Looking Statements

        To the extent any statements made in this release contain information that is not historical, including statements related to the expected benefits to Axcan of the Salix acquisition, these statements are essentially forward looking and are subject to risks and uncertainties, including the difficulty of predicting FDA approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Axcan's filings with the Securities and Exchange Commission.

IMPORTANT INFORMATION

        On April 10, 2003, Saule Holdings Inc. ("Saule"), a wholly owned subsidiary of Axcan Pharma Inc. ("Axcan"), commenced a tender offer for all the outstanding shares of common stock of Salix Pharmaceuticals, Ltd. ("Salix") at US$8.75 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 5:00 p.m., New York City time, on Friday, May 23, 2003. Saule may extend the offer and currently expects that the offer will be extended until the principal conditions to the offer, which are described in the Offer to Purchase forming part of Saule's tender offer statement, are satisfied. If the offer is extended, Saule will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m., New York City time on the first business day following the date the offer was scheduled to expire. Axcan and Saule filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission on April 10, 2003 with respect to the offer, as the same has been and may be amended or supplemented from time to time.

        The offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of shares in any jurisdiction where the making of the offer would not be in compliance with the laws or regulations of such jurisdiction. However, Saule may, at its discretion, take such action as it deems necessary, to make the offer in any such jurisdiction and extend the offer to holders of shares in such jurisdiction.

        Axcan and Saule have filed today with the Securities and Exchange Commission a preliminary proxy statement in connection with the election of the nominees of Saule (the "Saule Nominees") to the Salix board of directors at Salix's 2003 annual meeting of stockholders and proposing a stockholder resolution repealing each provision of Salix's Bylaws or any amendments thereto adopted by Salix's board after November 30, 2001 and before the adoption of the proposed resolution. Axcan and Saule will prepare and file with the Securities and Exchange Commission a definitive proxy statement regarding the election of the Saule Nominees, the proposed stockholder resolution and other related matters and may file other proxy solicitation material in connection therewith. Investors and security holders are urged to read the definitive proxy statement and any other proxy solicitation material, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement and other documents filed by Axcan with the Securities and Exchange Commission at the Commission's website at http://www.sec.gov. The tender offer statement, each such proxy statement and these other documents may also be obtained free of charge by directing a request to the Information Agent for the offer, MacKenzie Partners, Inc. at (800) 322-2885, or by email at proxy@mackenziepartners.com.

        Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Salix stockholders by Axcan is available in the preliminary proxy statement on Schedule 14A filed today by Axcan with the Securities and Exchange Commission.

INFORMATION:	David W. Mims Executive Vice President and Chief Operating Officer Axcan Pharma Inc. Tel: (205) 991-8085 ext. 223
or	Isabelle Adjahi Director, Investor Relations Axcan Pharma Inc. Tel: (450) 467-2600 ext. 2000
www.axcan.com
or	Steve Lipin/Cindy Leggett-Flynn Brunswick Group Tel: (212) 333-3810